Exhibit 10.16

                             HIGH DESERT GAMING, LLC
                        900 N. Michigan Ave., Suite 1900
                                Chicago, IL 60611

                                                April 16, 2007

Paul Kanavos, President
Flag Luxury Riv, LLC
650 Madison Avenue, 15th Floor
New York, NY 10022

Rivacq LLC
c/o Cadwalader, Wickersham & Taft LLP
Attn.: Andrew Perel
One World Financial Center
New York, NY 10281

RH1, LLC
Torino Companies
Attn.: Brett Torino
4445 Wagon Trail Avenue
Las Vegas, NV 89118

      Re: Amended and Restated Joint Bidding Agreement dated as of April 5, 2006, among Flag Luxury Riv, LLC ("Flag"), Rivacq LLC ("Rivacq"), High Desert Gaming LLC ("High Desert"), and RH1, LLC ("RH1") (the "Joint Bidding Agreement"; capitalized terms used and not defined herein have the respective meanings set forth in the Joint Bidding Agreement)

Gentlemen:

      The purpose of this letter is to memorialize our agreement with respect to the Joint Bidding Agreement and our collective relationship as we move forward.

      As we have discussed repeatedly over the past several months, we have elected not to consent to or participate in the acquisition of Riviera Holdings Corporation ("Riviera") subsequent to the rejection of our original proposal by the Riviera shareholders in August 2006. In the course of our discussions with you (via phone and e-mail) over the past several days, we all agreed that in the event that we were not able to reach an agreement with you concerning the disposition of High Desert's shares in Riviera (the "Shares") within a week's time, those Shares would be free from any and all restrictions and constraints imposed by the Joint Bidding Agreement.

      Inasmuch as more than two weeks have passed and we have not come to such an agreement, the parties to the Joint Bidding Agreement hereby agree that the provisions of the Joint Bidding Agreement are no longer in effect with respect to any of the Shares we hold. High Desert hereby agrees to promptly transfer all of the shares it holds in Riv Acquisition Holdings Inc. ("RAH") to each of Flag, Rivacq and RH1, pro rata to the shares currently held by each of Flag, Rivacq and RH1 in RAH, in each case for aggregate consideration of One Dollar ($1.00). Immediately upon such transfer, Flag, Rivacq and RH1 hereby agree to cause RAH to refund to High Desert its pro rata share of the Consultants' Deposit in the proportions set forth in Section 2.02(a) of the Joint Bidding Agreement (without giving effect to any revision of such proportions), together with High Desert's pro rata share of the refund of $29,649.72 made by the Colorado Division of Gaming in March 2007, and of any other similar refunds or reimbursements due to or received by or on behalf of RAH to the extent not included in the Consultants' Deposit as of the date hereof.

      Each of Flag, Rivacq and RH1 hereby agrees that in the event that the Topping Fee (as defined in the Agreement and Plan of Merger, dated as of April 5, 2006, among RAH, Riv Acquisition Inc. and Riviera (the "Merger Agreement")) is paid to RAH in circumstances where Riviera is acquired (directly or indirectly, by merger or otherwise) by a party or parties other than RAH, Flag, Rivacq or RH1, or any of their respective Affiliates, Flag, Rivacq and RH1 shall cause RAH to promptly pay to High Desert an amount in cash equal to 30.0% of the Topping Fee.

      Each of Flag, Rivacq and RH1 hereby further agrees that in the event that Riviera is acquired (directly or indirectly, by merger or otherwise) by a party or parties consisting of RAH, Flag, Rivacq or RH1, or any of their respective Affiliates, Flag, Rivacq and RH1 shall cause RAH to promptly pay to High Desert an amount in cash equal to the lesser of (a) the aggregate amount of all costs and expenses contributed by High Desert prior to the date hereof pursuant to Sections 3.01 and 3.02 of the Joint Bidding Agreement and (b) Five Hundred Thousand Dollars ($500,000).

      Please signify your agreement with the foregoing by signing where indicated below.

                                                Sincerely,


                                                /s/ Neil G. Bluhm
                                                --------------------------------
                                                Neil G. Bluhm, Manager
                                                High Desert Gaming, LLC

Accepted and agreed:

      FLAG LUXURY RIV, LLC

      By: /s/ Paul Kanavos
          --------------------------------
      Name: Paul Kanavos
      Title: President


      RIVACQ LLC

      By: /s/ Jerry Silvey
          --------------------------------
      Name: Jerry Silvey
      Title: Authorized Signatory


      RH1, LLC, by its sole member,
      ONIROT Living Trust dated 06/20/2000

      /s/ Brett Torino
          --------------------------------
      Name: Brett Torino
      Title: Trustee

cc:   Gregory A. Carlin
      Troy A. Calkins, Esq.
      Matt Eby
      Susan J. Macaulay, Esq.
      Andrew J. Perel, Esq.